Exhibit 4.4

The Company Secretary
United Utilities Electricity Plc
Dawson House	Promoting choice and
Great Sankey	value for all customers
Warrington
Cheshire	Direct Dial: 020 7901 7255
WA5 3LW	Email: martin.crouch@ofgem.gov.uk

23 March 2005

Dear Sir/Madam,

NOTICE OF MODIFICATION OF THE STANDARD AND SPECIAL CONDITIONS OF ALL DISTRIBUTION LICENCES GRANTED OR TREATED AS GRANTED UNDER SECTION 6(1)(c) OF THE ELECTRICITY ACT 1989

Notice has today been published of the Gas and Electricity Markets Authority's modification of the standard and (where appropriate) special conditions of all the electricity distribution licences granted or treated as granted under section 6(1)(c) of the Electricity Act 1989. These modifications will take effect on 1 April 2005.

Signed and sealed copies of the notices are attached for your records.

Yours faithfully,

Martin Crouch
Director – Distribution

The Office of Gas and Electricity Markets
9 Millbank London SW1P 3GC Tel 020 7901 7000 Fax 020 7901 7066 www.ofgem.gov.uk

To:

1.	The Company Secretary
Central Networks East plc (Company No. 2366923)
Westwood Way
Westwood Business Park
Coventry
CV4 8LG

2.	The Company Secretary
Central Networks West plc (Company No. 3600574)
Westwood Way
Westwood Business Park
Coventry
CV4 8LG

3.	The Company Secretary
EDE Energy Networks (EPN) plc (Company No. 2366906)
40 Grosvenor Place
Victoria
London
SW1X 7EN

4.	The Company Secretary
EDF Energy Networks (LPN) plc (Company No. 3929195)
40 Grosvenor Place
Victoria
London
SW1X 7EN

5.	The Company Secretary
EDF Energy Networks (SPN) plc (Company No. 3043097)
40 Grosvenor Place
Victoria
London
SW1X 7EN

6.	The Company Secretary
Northern Electric Distribution Limited (Company No. 2906593)
Lloyds Court
78 Grey Street
Newcastle upon Tyne
NE1 6AF

7.	The Company Secretary
Yorkshire Electricity Distribution plc (Company No. 4112320)
Lloyds Court
78 Grey Street
Newcastle upon Tyne
NE1 6AF

8.	The Company Secretary
Western Power Distribution (South West) plc (Company No. 2366894)
Avonbank Feeder Road
Bristol
BS2 0TB

9.	The Company Secretary
Western Power Distribution (South Wales) plc (Company No. 2366985)
Avonbank Feeder Road
Bristol
BS2 0TB

10.	The Company Secretary
United Utilities Electricity plc (Company No. 2366949)
Dawson House
Great Sankey
Warrington
Cheshire
WA5 3LW

11.	The Company Secretary
SP Manweb plc (Company No. 2366937)
3 Prenton Way
Prenton
CH43 3ET

12.	The Company Secretary
SP Distribution Limited (Company No. SC189125)
1 Atlantic Quay
Robertson Street
Glasgow
G2 8SP

13.	The Company Secretary
Scottish Hydro-Electric Power Distribution Limited (Company No. SC213460)
Inveralmond House
200 Dunkeld Road
Perth
Perthshire
PH1 3AQ

14.	The Company Secretary
Southern Electric Power Distribution plc (Company No. 4094290)
Southern Electric House
Westacott Way
Littlewick Green
Maidenhead
Berkshire
SL6 3QB

15.	The Company Secretary
Global Utility Connections Limited (Company No. SC234694)
Silverwells House
114 Cadzow Street
Hamilton
ML3 6HP

16.	The Company Secretary
Independent Power Networks Limited (Company No. 04935008)
Ocean Park House
East Tyndall Street
Cardiff
CF24 5GT

17.	The Company Secretary
Laing Energy Limited (Company No. 4718806)
Bridge Place
Anchor Boulevard
Admiral Park
Crossways
Darford
Kent
DA2 7BL

MODIFICATION PURSUANT TO SECTION 11A OF THE ELECTRICITY ACT 1989 OF THE STANDARD CONDITIONS OF ALL DISTRIBUTION LICENCES GRANTED OR TREATED AS GRANTED UNDER SECTION 6(1)(c) OF THE ELECTRICITY ACT 1989

WHEREAS:

1.	The companies to whom this document is addressed ("the Licensees"), all hold a distribution licence each ("the Licences") granted or treated as granted by the Gas and Electricity Markets Authority ("the Authority") under section 6(1)(c) of the Electricity Act 1989 ("the Act").

2.	In accordance with section 11A of the Act the Authority gave notice on 21 February 2005 on its website that it proposed to make the modifications to the standard conditions of the Licences and specified that any representations or objections to the proposed modifications must be made within 28 days, on or before 21 March 2005

3.	The proposed modifications as set out in the Annexes to the document "Electricity Distribution Price Control Review, Statutory consultation on the licence modifications", February 2005, 54/05 ("the consultation document") involve in summary -

(a)	altering the following standard conditions
(i) Standard condition 1 (Definitions and interpretation)
(ii) Standard condition 20 (Payments in relation to standards of performance);

(b)	altering the following standard conditions:
	(i)	Standard condition 36 (Basis of charges for distributor metering and data services: Requirements for transparency);
	(ii)	Standard condition 36A (Non-discrimination in the provision of distributor metering and data services);
	(iii)	Standard condition 36B (Requirement to offer terms for the provision of electricity distributor metering and data services); and
	(iv)	Standard condition 36C (Functions of the Authority);

(c)	altering the following standard conditions:

	(i)	Standard condition 42 (Regulatory accounts);
	(ii)	Standard condition 42A (Change of financial year);
	(iii)	Standard condition 43 (Restriction on activity and financial ring fencing);
	(iv)	Standard condition 44 (Availability of resources);
	(v)	Standard condition 46 (Credit rating of the licensee);
	(vi)	Standard condition 47 (indebtedness); and
	(vii)	Standard condition 49 (Quality of service incentive scheme and associated information);

(d)	adding and including the following new standard conditions

	(i)	Standard condition 50 (Price control revenue reporting and associated information);
	(ii)	Standard condition 51 (Incentive Schemes and Associated Information for Distributed Generation, Innovation Funding and Registered Power Zones); and
	(iii)	Standard condition 52 (Price Control Review Information);

(e)	making any necessary incidental or consequential modifications to any standard condition or amended standard condition for the accurate and correct numbering and referencing of any such condition.

4.	In accordance with section 11A(4) of the Act the Authority sent a copy of the notice of its intention to make the modifications to the Secretary of State and did not received by 21 March 2005 or at all, a direction from the Secretary of State not to make any modification;

5.	The Authority by 21 March 2005, received seven representations (including six from licensees) suggesting textual clarification to the proposed modifications and the Authority has carefully considered the representations and concluded that much of the suggested clarification falls within section 11A of the Act and can be incorporated into the modifications.

6.	The Authority did not receive by 21 March 2005 or at all, a notice of objection from any of the licensees to the modification set out in the attached Schedule.

NOW in accordance with the powers contained in section 11A of the Act the Authority HEREBY MODIFIES the standard conditions in each and every distribution licence granted or treated as granted under section 6(1)(c) of the Act in the manner contained in the attached Schedule WITH EFFECT on and from 1 April 2005.

Martin Crouch,
Director – Distribution

Authorised on behalf of the Authority

23 March 2005

The Company Secretary
United Utilities Electricity plc (Company No. 2366949)
Dawson House
Great Sankey
Warrington
Cheshire
WA5 3LW

MODIFICATION OF CONDITIONS IN THE DISTRIBUTION LICENCE GRANTED UNDER SECTION 6(1)(c) OF THE ELECTRICITY ACT 1989

Whereas:

1.	United Utilities Electricity pic ("the Licensee"), is the holder of a distribution licence ("the Licence") treated as granted by the Gas and Electricity Markets Authority ("the Authority") under section 6(1)(c) of the Electricity Act 1989 ("the Act");

2.	In accordance with section 11 of the Act the Authority gave notice on 21 February 2005 on its website that it proposed to make modifications to the Licence and specified that representations or objections to the proposed modifications must be made within 28 days, on or before 21 March 2005.

3.	The proposed modifications as set out in the Annex to the section 11 notice in the document "Electricity Distribution Price Control Review, Statutory consultation on the licence modifications", February 2005, 54/05 ("the consultation document") involve in summary -

Part A.

Omitting, deleting and removing:
	(i).	Special condition A (Definitions and interpretation);
	(ii).	Special condition B (Restriction of distribution charges);
	(iii).	Special condition C (Restriction of distribution charges: adjustments);
	(iv).	Special condition D (Information to be provided to the Authority in connection with the charge restriction conditions);
	(v).	Special condition E (Allowance in respect of security costs);
	(vi).	Special condition F (Duration of charge restriction conditions);
	(vii).	Special condition G (Incentive Scheme: Calculation of charge restriction adjustment); and
	(viii).	Schedule A (Supplementary provisions of the charge restriction conditions).

Part B.

Adding and including:
	(i)	Special condition A1 – Definitions and interpretation;
	(ii)	Special condition A2 – Scope of the charge restriction conditions;
	(iii)	Special condition A3 – Arrangements for the recovery of uncertain costs;
	(iv)	Special condition A4 – Duration of the charge restriction conditions;

	(v)	Special condition B1 – Restriction of distribution charges: demand use of system charges;
	(vi)	Special condition B2 – Restriction of distribution charges: allowed pass-through items;
	(vii)	Special condition B3 – Restriction of distribution charges: total incentive revenue adjustment;
	(viii)	Special condition C1 – Calculation of charge restriction adjustments arising from the distribution losses incentive scheme;
	(ix)	Special condition C2 – Calculation of charge restriction adjustments arising from performance in respect of the quality of service;
	(x)	Special condition C3 – Calculation of charge restriction adjustment arising from the innovation funding incentive scheme;
	(xi)	Special condition D1 – Restriction of distribution charges: generation use of system charges;
	(xii)	Special condition D2 – Calculation of charge restriction adjustments arising from incentive schemes for distributed generation and registered power zones;
	(xiii)	Special condition E1 – Charge restriction conditions: supplementary restrictions;
	(xiv)	Special condition F1 – Restriction of basic metering charges; and
	(xv)	Special condition G1 – Restriction of distribution charges outside the distribution services area.

Part C

Making any incidental or consequential modifications to any special condition, standard condition or amended standard condition for the accurate and correct numbering and referencing of any such condition.

4.	In accordance with section 11(4) of the Act the Authority sent a copy of the notice of its proposal to make the modifications to the Secretary of State and did not receive by 21 March 2005 or at all, a direction from the Secretary of State not to make any modification.

5.	The Authority received by 21 March 2005, six representations suggesting textual clarification to the proposed modifications and the Authority has carefully considered the representations and concluded that much of the suggested clarification falls within section 11 of the Act and can be incorporated into the modifications.

6.	The Licensee has given its consent to the modifications set out in the attached Schedule.

NOW in accordance with the powers contained in section 11 of the Act and with the consent of the Licensee, the Authority HEREBY MODIFIES the special conditions of the Licensee's licence in the manner contained in the attached Schedule WITH EFFECT on and froml 1 April 2005.

Martin Crouch,
Director – Distribution

Authorised on behalf of the Authority

23 March 2005